                                                                 Exhibit (h)(1)

                    AMENDED AND RESTATED DELEGATION AGREEMENT

           AGREEMENT, dated as of June 1, 2001 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and LSA VARIABLE SERIES TRUST, a business trust organized under the laws of the State of Delaware (the "Fund").

           WHEREAS, Delegate currently acts as Delegate to the Fund pursuant to a Delegation Agreement (the "Old Agreement") between the Delegate and the Fund dated as of October 1, 1999; and

           WHEREAS, in connection with the issuance of Rule 17f-7 and amendments to Rule 17f-5, each under the Investment Company Act of 1940, as amended (the "1940 Act") Delegate and Fund desire to amend and restate the Old Agreement in accordance with the terms hereof; and

           WHEREAS, pursuant to the provisions of Rule 17f-5 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Trustees of the Fund desires to continue to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to retain such delegation, but only in accordance with the terms described herein; and

           WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Trustees of the Fund desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

           NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.         DEFINITIONS

           Capitalized terms in this Agreement have the following meanings:

           a.        AUTHORIZED REPRESENTATIVE

                     Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

           b.        BOARD

                     Board means the Board of Trustees (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Fund.

           c.        COUNTRY RISK

                     Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

           d.        ELIGIBLE FOREIGN CUSTODIAN

                     Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) under the 1940 Act and it is understood that such term includes foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)) under the 1940 Act.

           e.        FOREIGN  ASSETS

                     Foreign Assets has the meaning set forth in Rule 17f-5(a)(2) under the 1940 Act.

           f.        FOREIGN CUSTODY MANAGER

                     Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3) under the 1940 Act.

           g.        SECURITIES DEPOSITORY

                     Securities Depository has the meaning set forth in Rule 17f-4(a) under the 1940 Act.

           h.        MONITOR

                     Monitor means to re-assess or re-evaluate on a continuing basis, at reasonable intervals based on known or reasonably anticipated risks, a decision, determination or analysis previously made, and in the case of decisions, determinations or analyses made in connection with any Eligible Foreign Custodian, regarding whether any such decision, determination or analysis continues to be in the best interests of the Fund.

2.         REPRESENTATIONS

           a.        DELEGATE'S REPRESENTATIONS

                     Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

           b.        FUND'S REPRESENTATIONS

                       Fund represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.         JURISDICTIONS AND DEPOSITORIES COVERED

           a.        INITIAL JURISDICTIONS AND DEPOSITORIES

                     The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in APPENDIX A1. Delegate's responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in APPENDIX A2. Upon the creation of a new Securities Depository in any of the jurisdictions listed in APPENDIX A1 at the time of such creation, such Securities Depository will automatically be deemed to be listed in APPENDIX A2 and will be covered by the terms of this Agreement.

           b.        ADDED JURISDICTIONS AND DEPOSITORIES

                     Jurisdictions and related Securities Depositories may be added to APPENDIX A1 and APPENDIX A2, respectively, by written agreement in the form of APPENDIX B. Delegate's responsibility and authority with respect to any jurisdiction or Securities Depository, respectively, so added will commence at the time that Delegate's Authorized Representative receives a copy of a fully executed APPENDIX B.

           c.        WITHDRAWN JURISDICTIONS

                     Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board. Ten days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository(ories) as to which delegation is withdrawn.

4.         DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER

           a.        SELECTION OF ELIGIBLE FOREIGN CUSTODIANS

                     Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

           b.        CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS

                     Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.         MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS

           In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

6.         SECURITIES DEPOSITORIES

           a. In accordance with the requirements of Rule 17f-7, Delegate shall, by no later than July 2, 2001, provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on APPENDIX A2 hereto.

           b. In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on APPENDIX A2 hereto on a continuing basis, and shall promptly notify the Fund or its investment adviser of any material change in such risks.

7.         GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED AUTHORITY

           a.        BOARD'S CONCLUSIVE DETERMINATION REGARDING COUNTRY RISK

                     In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has considered such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

                     Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection on behalf of Fund that would entail consideration of Country Risk.

           b.        SELECTION OF ELIGIBLE FOREIGN CUSTODIANS

                     Pursuant to Rule 17f-5(c), in exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

                     i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

                     ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

                     iii. The Eligible Foreign Custodian's general reputation and standing;

                     iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States; and

                     v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in APPENDIX C to this Agreement.

           c.        EVALUATION OF WRITTEN CONTRACTS

                     In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2) under the 1940 Act.

           d.        MONITORING OF ELIGIBLE FOREIGN CUSTODIANS

                     In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider those factors and criteria as Delegate may deem necessary or appropriate including, but not limited to, those factors set forth in APPENDIX D to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Foreign Assets.

8.         STANDARD OF CARE

           a. In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise.

           b. In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.         REPORTING REQUIREMENTS

           Delegate agrees to provide written reports notifying Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in Delegate's arrangements with such Eligible Foreign Custodians. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

10.        PROVISION OF INFORMATION REGARDING COUNTRY RISK

           With respect to the jurisdictions listed in APPENDIX A1, or added thereto pursuant to Article 3, Delegate agrees to provide the Board and the Fund's investment adviser with access to Eyes to the World(TM), a service available through the Delegate's Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in APPENDIX E to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary.

11.        LIMITATION OF LIABILITY.

           11.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from (i) the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party, or (ii) the failure of the Delegate or any Indemnified Party to comply with the standard of care set forth in Section 8 of the Agreement. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                     i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine; or

                     ii. Any information which the Delegate provides or does not provide under Section 10 hereof; PROVIDED, that the Delegate shall be responsible for Claims to the extent arising from inaccurate information which the Delegate provides under
                               Section 10 hereof through its gross negligence.

           11.2 The Delegate shall indemnify and hold the Fund, its Board, officers, employees and agents harmless from and against any and all Claims to the extent any such Claim arises out of the negligent acts or omissions, bad faith or willful misconduct by the Delegate, its officers, directors or employees.

           11.3 Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

           11.4 Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for losses resulting from any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

12.        EFFECTIVENESS AND TERMINATION OF AGREEMENT

           This Agreement shall be effective as of the date it is executed on behalf of both Fund and Delegate and received in such executed form by Delegate, and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

13.        AUTHORIZED REPRESENTATIVES AND NOTICES

           The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in APPENDIX F. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party pursuant to Appendix F.

14.        GOVERNING LAW

           This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                                 Investors Bank & Trust Company

                                                 By:  /s/ Andrew Nesvet
                                                      -------------------------
                                                 Name: Andrew Nesvet
                                                 Title: Senior Director

                                                 LSA VARIABLE SERIES TRUST


                                                 By:  /s/ John R. Hunter
                                                      -------------------------
                                                 Name: John R. Hunter
                                                 Title: President

                               LIST OF APPENDICES

           A1 -- Jurisdictions Covered

           A2 - Securities Depositories Covered

           B -- Additional Jurisdictions/Securities Depositories Covered

           C -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

           D -- Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

           E -- Information Regarding Country Risk

           F -- Authorized Representatives

                                   APPENDIX A1

                              JURISDICTIONS COVERED

                [delete those countries which are not delegated]




                Argentina                          Kenya
                Austria                            Korea
                Australia                          Latvia
                Bahrain                            Lebanon
                Bangladesh                         Lithuania
                Belgium                            Luxembourg
                Bermuda                            Malaysia
                Bolivia                            Mauritius
                Botswana                           Mexico
                Brazil                             Morocco
                Bulgaria                           Namibia
                Canada                             Netherlands
                Chile                              New Zealand
                China                              Norway
                Clearstream (Cedel)                Oman
                Colombia                           Pakistan
                Costa Rica                         Panama
                Croatia                            Papau New Guinea
                Cyprus                             Peru
                Czech Republic                     Philippines
                Denmark                            Poland
                Ecuador                            Portugal
                Egypt                              Romania
                Estonia                            Russia
                Euroclear                          Singapore
                Finland                            Slovak Republic
                France                             Slovenia
                Germany                            South Africa
                Ghana                              Spain
                Greece                             Sri Lanka
                Hong Kong                          Swaziland
                Hungary                            Sweden
                Iceland                            Switzerland
                India                              Taiwan
                Indonesia                          Thailand
                Ireland                            Turkey
                Israel                             Ukraine
                Italy                              United Kingdom
                Ivory Coast                        Uruguay
                Japan                              Venezuela
                Jordan                             Zambia
                Kazakhstan                         Zimbabwe

                                   APPENDIX A2

                         SECURITIES DEPOSITORIES COVERED

----------------------------------------------------------------- --------------------------------------------------------------
Argentina            CDV                                          Philippines                    PCD
                     CRYL                                                                        RoSS

----------------------------------------------------------------- --------------------------------------------------------------
Australia            Austraclear Ltd.                             Poland                         CRBS
                     CHESS                                                                       NDS
                     RITS

----------------------------------------------------------------- --------------------------------------------------------------
Austria              OeKB AG                                      Portugal                       Central de Valores
                                                                                                  Mobiliarios

----------------------------------------------------------------- --------------------------------------------------------------
Bahrain              None                                         Romania                        NBR
                                                                                                 SNCDD
                                                                                                 Stock Exchange
                                                                                                 Registry, Clearing &
                                                                                                 Settlement

----------------------------------------------------------------- --------------------------------------------------------------
Bangladesh           None                                         Russia                         DCC
                                                                                                 NDC
                                                                                                 VTB

----------------------------------------------------------------- --------------------------------------------------------------
Belgium              BKB                                          Singapore                      CDP
                     CIK                                                                         MAS

----------------------------------------------------------------- --------------------------------------------------------------
Bermuda              None                                         Slovak Republic                NBS
                                                                                                 SCP

----------------------------------------------------------------- --------------------------------------------------------------
Botswana             None                                         Slovenia                       KDD

----------------------------------------------------------------- --------------------------------------------------------------
Brazil               CBLC                                         South Africa                   STRATE
                     CETIP                                                                       The Central Depository
                     SELIC                                                                       (Pty) Ltd.

----------------------------------------------------------------- --------------------------------------------------------------
Bulgaria             The Bulgarian National                       Spain                          Banco de Espana
                      Bank                                                                       SCLV
                     The Central Depository

----------------------------------------------------------------- --------------------------------------------------------------
Canada               Bank of Canada                               Sri Lanka                      CDS
                     CDS

----------------------------------------------------------------- --------------------------------------------------------------
Chile                DCV                                          Sweden                         VPC AB

----------------------------------------------------------------- --------------------------------------------------------------
China                SSCC                                         Switzerland                    SIS SegaIntersettle AG
                     SSCCRC

----------------------------------------------------------------- --------------------------------------------------------------

                                       A2-1

----------------------------------------------------------------- --------------------------------------------------------------
Clearstream                                                       Taiwan                         TSCD


----------------------------------------------------------------- --------------------------------------------------------------
Colombia             DCV                                          Thailand                       TSD
                     DECEVAL

----------------------------------------------------------------- --------------------------------------------------------------
Costa Rica           CEVAL                                        Turkey                         CBT
                                                                                                 Takasbank

----------------------------------------------------------------- --------------------------------------------------------------
Croatia              CNB                                          Ukraine                        Depository of the
                     Ministry of Finance                                                         National Bank of
                     SDA                                                                         Ukraine
                                                                                                 MFS Depository

----------------------------------------------------------------- --------------------------------------------------------------
Czech Republic       SCP                                          Uruguay                        None
                     TKD

----------------------------------------------------------------- --------------------------------------------------------------
Denmark              VP                                           United Kingdom                 CMO
                                                                                                 CREST

----------------------------------------------------------------- --------------------------------------------------------------
Ecuador              DECEVALE, S.A.                               Venezuela                      BCV
                                                                                                 CVV

----------------------------------------------------------------- --------------------------------------------------------------
Egypt                Misr for Clearing,                           Zambia                         Bank of Zambia
                     Settlement & Dep.                                                           LuSE CSD

----------------------------------------------------------------- --------------------------------------------------------------
Estonia              ECDSL                                        Zimbabwe                       None

----------------------------------------------------------------- --------------------------------------------------------------
Euroclear

----------------------------------------------------------------- --------------------------------------------------------------
Finland              APK

----------------------------------------------------------------- --------------------------------------------------------------
France               Sicovam SA

----------------------------------------------------------------- --------------------------------------------------------------
Germany              Clearstream

----------------------------------------------------------------- --------------------------------------------------------------
Ghana                None

----------------------------------------------------------------- --------------------------------------------------------------
Greece               Bank of Greece
                     CSD

----------------------------------------------------------------- --------------------------------------------------------------
Hong Kong            CCASS
                     CMU

----------------------------------------------------------------- --------------------------------------------------------------
Hungary              Keler Ltd.

----------------------------------------------------------------- --------------------------------------------------------------
India                CDSL
                     NSDL
----------------------------------------------------------------- --------------------------------------------------------------

                                       A2-2

----------------------------------------------------------------- --------------------------------------------------------------
Indonesia            Bank Indonesia
                     PT.KSEI

----------------------------------------------------------------- --------------------------------------------------------------
Ireland              CREST
                     Gilt Settlement Office

----------------------------------------------------------------- --------------------------------------------------------------
Israel               TASE Clearing
                      House Ltd.

----------------------------------------------------------------- --------------------------------------------------------------
Italy                Banca d-Italia
                     Monte Titoli

----------------------------------------------------------------- --------------------------------------------------------------
Ivory Coast*         Depositaire Central/
                      Banque de Reglement

----------------------------------------------------------------- --------------------------------------------------------------
Japan                Bank of Japan
                     JASDEC

----------------------------------------------------------------- --------------------------------------------------------------
Jordan               SDC

----------------------------------------------------------------- --------------------------------------------------------------
Kazakhstan           Kazakhstan Central
                      Securities Depository

----------------------------------------------------------------- --------------------------------------------------------------
Kenya                Central Bank of Kenya
                      Central Depository

----------------------------------------------------------------- --------------------------------------------------------------
Korea                KSD

----------------------------------------------------------------- --------------------------------------------------------------
Latvia               Bank of Latvia
                     LCD

----------------------------------------------------------------- --------------------------------------------------------------
Lebanon              Banque de Liban
                     MIDCLEAR

----------------------------------------------------------------- --------------------------------------------------------------
Lithuania            CSDL

----------------------------------------------------------------- --------------------------------------------------------------
Luxembourg           Clearstream

----------------------------------------------------------------- --------------------------------------------------------------
Malaysia             BNM (SSTS)
                     MCD

----------------------------------------------------------------- --------------------------------------------------------------
Mauritius            CDS

----------------------------------------------------------------- --------------------------------------------------------------
Mexico               S.D. Indeval

----------------------------------------------------------------- --------------------------------------------------------------
Morocco              Maroclear S.A.

----------------------------------------------------------------- --------------------------------------------------------------
Netherlands          NECIGEF

----------------------------------------------------------------- --------------------------------------------------------------

                                       A2-3

----------------------------------------------------------------- --------------------------------------------------------------
New Zealand          New Zealand Central
                      Securities Depository

----------------------------------------------------------------- --------------------------------------------------------------
Norway               VPS

----------------------------------------------------------------- --------------------------------------------------------------
Oman                 MDSRC

----------------------------------------------------------------- --------------------------------------------------------------
Pakistan             Central Depository Co.
                      of Pakistan Limited
                     State Bank of Pakistan

----------------------------------------------------------------- --------------------------------------------------------------
Peru                 CAVALI

----------------------------------------------------------------- --------------------------------------------------------------

----------------------------------------------------------------- --------------------------------------------------------------


* BENIN, BURKINA-FASO, GUINEA BISSAU, MALI, NIGERIA, SENEGAL, AND TOGO ARE AVAILABLE THROUGH THE IVORY COAST






                                       A2-4

                                   APPENDIX B

                  ADDITIONAL JURISDICTIONS/DEPOSITORIES COVERED

           Reference is Made to the Delegation Agreement (the "Delegation Agreement"), dated as of June 1, 2001 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and LSA VARIABLE SERIES TRUST, a business trust organized under the laws of the State of Delaware (the "Fund").

           Pursuant to Article 3 of the Delegation Agreement, Delegate and Fund hereby agree that the following jurisdictions/depositories shall be added to Appendix A1 or A2, as the case may be:

                    [insert additional countries/depositories]




Investors Bank & Trust Company

By: /s/ Andrew Nesvet
    --------------------------
Name: Andrew Nesvet

Title: Senior Director

LSA VARIABLE SERIES TRUST


By: /s/ John R. Hunter
    --------------------------
Name: John R. Hunter

Title: President

DATE:
      ------------------------

                                   APPENDIX C

                  ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                 IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS
                THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES

           In addition to the factors set forth in Rule 17f-5(c)(1) under the 1940 Act, in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):

_________  None

_________  Other (list below):

                                   APPENDIX D

                       FACTORS AND CRITERIA TO BE APPLIED
                IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS

           In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:

1.         Operating performance

2.         Established practices and procedures

3.         Relationship with market regulators

4.         Contingency planning

                                   APPENDIX E

                       INFORMATION REGARDING COUNTRY RISK

           To aid the Fund in its determinations regarding Country Risk, Delegate will furnish Fund annually with respect to the jurisdictions specified in Article 3, the following information:

1. Copy of Subcustodian Agreements and any Addenda or Side Letters thereto

2.         Legal Opinion, if available, with regard to:

           a)        Access to books and records by the Fund's accountants

           b) Ability to recover assets in the event of bankruptcy of a custodian

           c)        Ability to recover assets in the event of a loss

           d) Likelihood of expropriation or nationalization, if available

           e)        Ability to repatriate or convert cash or cash equivalents

3.         Audit Report of Subcustodian, if available

4. Copy of Balance Sheet from Annual Report of Subcustodian, if available

5.         Country Profile Matrix containing market practice for:

           a)        Delivery versus payment

           b)        Settlement method

           c)        Currency restrictions

           d)        Buy-in practice

           e)        Foreign ownership limits

           f)        Unique market arrangements

                                   APPENDIX F

                           AUTHORIZED REPRESENTATIVES

The names and addresses of each party's authorized representatives are set forth below:

           A.  FUND

                     LSA Variable Series Trust
                     c/o Allstate Financial
                     3100 Sanders Road, Suite M2A
                     Northbrook, Illinois 60062
                     Attention: Jenny Donahue, Vice President, Operations

           With a copy to:

                     LSA Asset Management LLC
                     3100 Sanders Road, Suite J5B
                     Northbrook, Illinois 60062
                     Attention:  Bruce A. Teichner, Assistant General Counsel


           B.  DELEGATE

                     Investors Bank & Trust Company
                     200 Clarendon Street
                     P.O. Box 9130
                     Boston, MA 02117-9130
                     Attention:  Robert Conron, Director, Client Management
                     Fax:  (617) 330-6033

           With a copy to:

                     Investors Bank & Trust Company
                     200 Clarendon Street
                     P.O. Box 9130
                     Boston, MA 02117-9130
                     Attention:  Andrew S. Josef, Assistant General Counsel
                     Fax:  (617) 946-1929


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